PROFUNDS
Shareholder Meeting Results (Unaudited)
A Special Meeting (the  Meeting ) of the shareholders of the
Money Market ProFund ( the Fund ),
a series of ProFunds, was held on May 5, 2006, at the offices of BISYS Fund Services, 100 Summer Street,
Suite 1500, Boston, Massachusetts at 4:00 p.m. (Eastern Time).
At the Meeting,
the following matters were voted
upon by the shareholders, the
resulting votes are presented below.

  Election of Trustees for the Portfolio.

 Number of Votes: For Withheld Henry P. Becton, Jr. 666,599,226.894 8,317,776.360 DawnMarie Driscoll
666,647,465.237 8,269,538.017 Keith R. Fox 666,647,465.237
8,269,538.017 Kenneth C. Froewiss 666,647,465.237 8,269,538.017
Martin J. Gruber 666,647,465.237 8,269,538.017 Richard J. Herring
666,647,465.237 8,269,538.017 Graham E. Jones 666,647,465.237
8,269,538.017Rebecca W. Rimel 666,647,465.237 8,269,538.017
Philip Saunders, Jr.666,647,465.237 8,269,538.017
William N. Searcy, Jr. 666,574,030.892
8,342,972.362 Jean Gleason Stromberg 666,574,030.892 8,342,972.362
Carl W. Vogt 666,574,030.892 8,342,972.362
Axel Schwarzer 666,574,030.892
8,342,972.362 	Approval of an Amended and Restated Investment
Management Agreement between the Portfolio and Deutsche Asset Management, Inc. ( DeAm, Inc. )


Number of Votes: For Against Abstain 662,800,887.138
4,991,072.656 7,125,043.460 	Approval of an Amended and Restated Investment
Management Agreement with Deutsche Investment
Management Americas Inc.



Number of Votes: For Against Abstain 662,965,922.568
5,098,145.539
6,852,935.147 	Approval of a Subadvisor Approval Policy. (The Sub-Advisor
Approval Policy permits DeAM, Inc. and any successor investment adviser, subject to the approval of the Portfolio s Board and a majority of the Independent Trustees of the Portfolio, to appoint and replace sub-advisers without shareholder approval).


Number of Votes: For Against Abstain 663,198,768.935
4,555,495.395 7,162,738.924
With respect to Proposal 3, the Meeting was adjourned until June 1, 2006. Upon reconvening the Meeting, the following matters were voted upon by the shareholders, the resulting votes are presented below.

 	Approval of revised fundamental investment restrictions on:
 	Borrowing Money

Number of Votes: For Against Abstain 340,111,867.840
4,454,049.080 12,991,834.390
 	Pledging Assets

Number of Votes: For Against Abstain 340,037,697.790
4,528,219.130 12,991,834.390 	Senior Securities

Number of Votes: For Against Abstain 340,275,482.790
4,290,434.130 12,991,834.390 	Concentration

Number of Votes: For Against Abstain 340,309,521.530
4,256,395.390 12,991,834.390 	Underwriting of Securities

Number of Votes: For Against Abstain 340,347,015.620
4,218,901.300 12,991,834.390 	Real Estate Investments

Number of Votes: For Against Abstain 340,215,442.770
4,350,474.150 12,991,834.390 	Commodities

Number of Votes: For Against Abstain 340,121,035.080
4,444,881.840 12,991,834.390 	Lending

Number of Votes: For Against Abstain 340,247,340.710
4,318,576.210 12,991,834.390 	Portfolio Diversification

Number of Votes: For Against Abstain 340,142,050.670
4,423,866.250 12,991,834.390 	Investing for Control

Number of Votes: For Against Abstain 340,098,139.170
4,467,777.750 12,991,834.390
Acquiring More than 10% of the Voting Securities of Any One Issuer

Number of Votes: For Against Abstain 340,082,879.310
4,483,037.610 12,991,834.390

Restricted and Illiquid Securities
Number of Votes: For Against Abstain 340,229,863.050
4,336,053.870 12,991,834.390
Securities Issued by Other Investment Companies

Number of Votes: For Against Abstain 340,310,732.840
4,255,184.080 12,991,834.390
	Short Sales

Number of Votes: For Against Abstain 340,163,070.120
4,402,846.800 12,991,834.390
	Warrants

Number of Votes: For Against Abstain 340,228,060.650
4,337,856.270 12,991,834.390
	Investments in Issuers Whose Securities Are
Owned by Officers and Trustees of the Portfolio, the Fund or DeAm, Inc.

Number of Votes: For Against Abstain 340,066,446.380
4,499,470.540 12,991,834.390

Q. Oil, Gas and Mineral Programs
Number of Votes: For Against Abstain 340,858,537.230
3,707,379.690 12,991,834.390